© Fifth Third Bancorp | All Rights Reserved Ó Fifth Third Bancorp | All Rights Reserved Fifth Third Bancorp 4Q24 Earnings Presentation January 21, 2025 Refer to earnings release dated January 21, 2025 for further information.

© Fifth Third Bancorp | All Rights Reserved This presentation contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”). There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) deteriorating credit quality; (2) loan concentration by location or industry of borrowers or collateral; (3) problems encountered by other financial institutions; (4) inadequate sources of funding or liquidity; (5) unfavorable actions of rating agencies; (6) inability to maintain or grow deposits; (7) limitations on the ability to receive dividends from subsidiaries; (8) cyber-security risks; (9) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (10) failures by third-party service providers; (11) inability to manage strategic initiatives and/or organizational changes; (12) inability to implement technology system enhancements; (13) failure of internal controls and other risk management programs; (14) losses related to fraud, theft, misappropriation or violence; (15) inability to attract and retain skilled personnel; (16) adverse impacts of government regulation; (17) governmental or regulatory changes or other actions; (18) failures to meet applicable capital requirements; (19) regulatory objections to Fifth Third’s capital plan; (20) regulation of Fifth Third’s derivatives activities; (21) deposit insurance premiums; (22) assessments for the orderly liquidation fund; (23) weakness in the national or local economies; (24) global political and economic uncertainty or negative actions; (25) changes in interest rates and the effects of inflation; (26) changes and trends in capital markets; (27) fluctuation of Fifth Third’s stock price; (28) volatility in mortgage banking revenue; (29) litigation, investigations, and enforcement proceedings by governmental authorities; (30) breaches of contractual covenants, representations and warranties; (31) competition and changes in the financial services industry; (32) potential impacts of the adoption of real-time payment networks; (33) changing retail distribution strategies, customer preferences and behavior; (34) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (35) potential dilution from future acquisitions; (36) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (37) results of investments or acquired entities; (38) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (39) inaccuracies or other failures from the use of models; (40) effects of critical accounting policies and judgments or the use of inaccurate estimates; (41) weather-related events, other natural disasters, or health emergencies (including pandemics); (42) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (43) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; and (44) Fifth Third's ability to meet its environmental and/or social targets, goals and commitments. You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein. Copies of those filings are available at no cost on the SEC’s website at www.sec.gov or on our website at www.53.com. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. In this presentation, we may sometimes provide non-GAAP financial information. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures. We provide a discussion of non-GAAP measures and reconciliations to the most directly comparable GAAP measures in later slides in this presentation, as well as on pages 27 through 29 of our 4Q24 earnings release. Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of the Bancorp's control or cannot be reasonably predicted. For the same reasons, Bancorp's management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. Cautionary statement 2

© Fifth Third Bancorp | All Rights Reserved Reported1 Adjusted1 EPS $0.85 $0.90 ROA 1.17% 1.22% ROE 13.0% 13.7% ROTCE 18.4% 19.3% NIM 2.97% 2.97% Efficiency ratio 56.4% 54.7% PPNR $949MM $1.008B CET12 10.51% For end note descriptions, see end note summary starting on page 42 4Q24 highlights 3 • Continued momentum in net interest income and net interest margin due to loan growth, deposit rate management, and fixed rate asset re-pricing • Interest-bearing liabilities costs down 38 bps sequentially • Strong fee performance driven by strategic investments in commercial payments, wealth and asset management, and capital markets • Disciplined expense management; adjusted efficiency ratio1 of 54.7% improved 60 bps compared to 4Q23 • Compared to 3Q24, period-end consumer and commercial loans increased 2% and 3%, respectively

© Fifth Third Bancorp | All Rights Reserved Delivered predictable results and remain well-positioned for 2025 down 2 – 4% Noninterest expense1 up ~1% (FY23 baseline: $4.937 billion) Net charge-off ratio 35 – 45 bps For end note descriptions, see end note summary starting on page 42 Total revenue1 down 1 - 2% (FY23 baseline: $8.826 billion; Includes securities g/l) Focus on strength and stability leads to expected outcomes 4 Net interest income1 Noninterest income1 up 1 - 2% (FY23 baseline: $5.852 billion) (FY23 baseline: $2.956 billion) Full year guidance as of January 19, 2024 down 3% stable 45 bps down 2% up 1% Full year 2024 adjusted1 results

© Fifth Third Bancorp | All Rights Reserved $1.42 $1.39 $1.39 $1.43 $1.44 $1.42 $1.39 $1.40 $1.43 $1.44 2.85% 2.86% 2.89% 2.90% 2.97% 4Q23 1Q24 2Q24 3Q24 4Q24 NII $ in millions; NIM change in bps 3Q24 to 4Q24 adjusted NII & NIM walk T o ta l n et i n te re st i n co m e; $ b il li o n s NII Adjusted NIM For end note descriptions, see end note summary starting on page 42 NII $1,4273Q24 2.90% NIM $1,443 2.97%4Q24 Securities portfolio / other short-term investments Loan balances / mix 3 5 10 1 3 1Net market rate impact Deposit / wholesale funding balances / mix 5 1 Net interest income1 (1)(5) 5 Other, net Adjusted NII

Noninterest income



Total noninterest income; $ millions
$744
$750
$711
$748
$732
$791
4Q23
3Q24
4Q24
Noninterest income
Adjusted noninterest income (excl. securities gains/losses,net)[1]

Securities losses/(gains), net ($ in millions)	4Q23	3Q24	4Q24
Net losses/(gains) attributable to non-qualified deferred compensation plans (NQDC), offset in expenses	($13)	($10)	$7
Other losses/(gains), net	(3)	—	1
Securities losses/(gains), net	($16)	($10)	$8

4Q24 vs. 3Q24

- Adjusted noninterest income[1] up $43 million, or 6%
- Primary drivers:
  - Commercial banking revenue (up 17%) primarily reflecting increases in lease syndication and remarketing
  - Capital market fees (up 11%) primarily due to increases in syndication and M&A advisory fees
  - Mortgage banking net revenue (up 14%) primarily due to the negative MSR revaluation adjustment in 3Q24 not recurring

4Q24 vs. 4Q23

- Adjusted noninterest income[1] up $41 million, or 5%
- Primary drivers:
  - Capital markets fees (up 16%) primarily reflecting an increase in syndication fees
  - Wealth and asset management revenue (up 11%) primarily reflecting an increase in personal asset management revenue
  - Commercial payments revenue (up 7%) primarily due to new customer acquisition

6

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 42

Strategic investments resulting in fee diversification and growth

Fee revenue mix is well-diversified

LTM 4Q24 adjusted noninterest income mix[1,2]



Other noninterest income
Mortgage Banking
5%
7%
Wealth and Asset Management
22%
Commercial Banking
13%
LTM 4Q24 adjusted noninterest income
$2.97B
14%
20%
Capital Markets
Commercial Payments
19%
Consumer Banking

Fee contribution as a percent of revenue stands out favorably relative to peers

LTM 4Q24 adjusted noninterest income as a percent of adjusted revenue[2], unless otherwise noted



34%
28%
LTM 3Q24 Peer Median

- Total adjusted fee revenue accounted for ~34% of total adjusted revenue for the last twelve months ending 12/31/24
- Focused on diversifying revenue to lessen cyclical impacts, with success in Wealth & Asset Management, Capital Markets, and Commercial Payments

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 42

7

Noninterest expense



Includes $224 due to the FDIC special assessment
$1,455
$1,211
$1,244
$1,225
$1,226
$1,218
Total noninterest expense; $ millions
4Q23
3Q24
4Q24
Noninterest expense
Adjusted noninterest expense[1]

($ in millions)	4Q23	3Q24	4Q24
Non-qualified deferred compensation expense/(benefit), primarily offset in securities gains/losses	$13	$10	($7)

4Q24 vs. 3Q24

- Adjusted noninterest expense[1] down $7 million, or 1%
- Primary drivers:
  - Compensation and benefits (down 2%)
  - Marketing expense (down 12%)
  - Partially offset by an increase in net occupancy expense (up 9%)

4Q24 vs. 4Q23

- Adjusted noninterest expense[1] up $7 million, or 1%
- Primary drivers:
  - Compensation and benefits expense (up 2%)
  - Technology and communications expense (up 5%)
  - Partially offset by marketing expense (down 23%)

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 42

8

© Fifth Third Bancorp | All Rights Reserved $0.3 $0.5 $0.6 $0.4 $0.6 $0.6 4Q23 3Q24 4Q24 QoQ YoY +2% +5% +3% +1% QoQ YoY (16%) (15%) — (1%) QoQ YoY +2% +3% — (3%) $117.2 $116.7 $119.8 $72.7 $71.1 $73.3 $44.5 $45.5 $46.5 4Q23 3Q24 4Q24 Interest earning assets Commercial Average securities1 and short-term investmentsAverage loan & lease balances $ in billions; loan & lease balances excluding HFS Consumer Period-end loan & lease balances For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding % change % change % change $ in billions; loan & lease balances excluding HFS $ in billions 9 $118.9 $116.8 $117.9 $74.2 $71.8 $72.0 $44.6 $45.1 $45.9 6.30% 6.48% 6.18% Commercial Consumer Total Loan Yield 4Q23 3Q24 4Q24 $78.9 $78.4 $75.0 $57.4 $56.7 $56.7 $21.5 $21.7 $18.3 3.13% 3.25% 3.27% Securities Short-term investments Taxable securities yield 4Q23 3Q24 4Q24 QoQ YoY +12% +72% (34%) +50% Period-end HFS loan & lease balances Commercial Consumer $ in billions $0.0 $0.1$0.1 % change

© Fifth Third Bancorp | All Rights Reserved QoQ YoY (28%) (55%) — +1% $26.1 $23.4 $20.2 5.39% 5.52% 5.23% 4Q23 3Q24 4Q24 $163.7 $165.1 $164.9 $168.9 $168.3 $167.3 4Q23 3Q24 4Q24 $24.6 $22.0 $21.3 4Q23 3Q24 4Q24 Deposits and wholesale funding Average wholesale funding balancesAverage deposit balances Core depositsCDs > $250K Total interest-bearing deposit costs $ in billions Total wholesale funding Wholesale funding cost Period-end deposit balances Period-end wholesale funding balances $ in billions Note: totals shown above may not foot due to rounding % change % change % change % change $ in billions $ in billions 10Total wholesale funding QoQ YoY (14%) (23%) QoQ YoY (3%) (13%) $2.5$3.5$5.7 $2.4$3.3 $5.2 Core depositsCDs > $250K QoQ YoY (28%) (55%) +1% +1% $169.4 $167.2 $167.2 $163.8 $163.7 $164.7 3.00% 3.03% 2.68% 4Q23 3Q24 4Q24

© Fifth Third Bancorp | All Rights Reserved For end note descriptions, see end note summary starting on page 42 11 4Q14 4Q15 4Q16 4Q17 4Q18 4Q19 4Q20 4Q21 4Q22 4Q23 4Q24 0.00% 0.25% 0.50% 0.75% 1.00% Historical net charge-off and NPA ratios Net charge-off ratio Non-performing assets ratio2 4Q14 4Q15 4Q16 4Q17 4Q18 4Q19 4Q20 4Q21 4Q22 4Q23 4Q24 0.00% 0.25% 0.50% 0.75% 1.00% Commercial net charge-off ratio 4Q14 4Q15 4Q16 4Q17 4Q18 4Q19 4Q20 4Q21 4Q22 4Q23 4Q24 0.00% 0.25% 0.50% 0.75% 1.00% 4Q14 4Q15 4Q16 4Q17 4Q18 4Q19 4Q20 4Q21 4Q22 4Q23 4Q24 0.00% 0.25% 0.50% 0.75% 1.00% Consumer net charge-off ratio 4Q24 0.32% 4Q24 0.46% 4Q24 0.71% 4Q24 0.68% 10 year average excluding COVID1 10 year average excluding COVID1 10 year average excluding COVID1 10 year average excluding COVID1

© Fifth Third Bancorp | All Rights Reserved Net charge-offs (NCOs) $96 $110 $144 $142 $136 4Q23 1Q24 2Q24 3Q24 4Q24 For end note descriptions, see end note summary starting on page 42 Credit quality overview 12 Key metrics 4Q23 1Q24 2Q24 3Q24 4Q24 NPL ratio 0.55% 0.61% 0.52% 0.59% 0.69% NPA ratio1 0.59% 0.64% 0.55% 0.62% 0.71% 30-89 days past due as a % of portfolio loans and leases 0.31% 0.29% 0.26% 0.24% 0.25% NCO ratio 0.32% 0.38% 0.49% 0.48% 0.46% ACL ratio as a % of portfolio loans and leases 2.12% 2.12% 2.08% 2.09% 2.08% Nonperforming loans (NPLs) $649 $708 $606 $686 $823 4Q23 1Q24 2Q24 3Q24 4Q24 Portfolio loans & leases 30-89 days past due $359 $342 $302 $283 $303 4Q23 1Q24 2Q24 3Q24 4Q24 $ in millions

© Fifth Third Bancorp | All Rights Reserved • Drivers of $43MM decrease in ACL: ‒ Primarily due to a decline in loan balances and modest improvement in Moody's macroeconomic forecast Allowance for loan & lease losses Commercial and industrial loans Commercial mortgage loans Commercial construction loans Commercial leases Total commercial loans and leases Residential mortgage loans Home equity Indirect secured consumer loans Credit card Other consumer loans Total consumer loans Allowance for loan & lease losses Reserve for unfunded commitments1 Allowance for credit losses Allocation of allowance by product $ in millions 4Q24 Amount % of portfolio loans & leases For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding Change in rate Compared to: 3Q24 4Q23 Allowance for credit losses 13 2,352 134 $2,486 1.96% 2.08% (0.02%) (0.01%) (0.02%) (0.04%) $728 351 59 16 146 106 119 311 165 1,198 $1,154 1.39% 2.87% 1.06% 0.50% 0.83% 2.53% 4.73% 1.91% 9.52% 2.58% 1.57% 0.01% 0.08% (0.12%) 0.01% — (0.05%) (0.20%) 0.04% (1.87%) (0.06%) 0.02% (0.05%) 0.35% (0.11%) — (0.02%) (0.07%) (0.58%) 0.10% (2.65%) (0.10%) 0.02% Solar energy installation loans 351 8.35% 0.18% 0.52% • $43MM increase in ACL is primarily due to the increase in loans during 4Q24 • ACL as a percent of portfolio loans and leases declined 1 bp to 2.08%

Strong liquidity and capital position

Capital position

Common equity tier 1 ratio[1]



10.75%
~35 bps
(~28 bps)
(~18 bps)
(~15 bps)
~2 bps
10.51%
3Q24
Net income to common
RWA
Share repurchases
Common dividends
Other
4Q24

Liquidity position

$ in billions

Liquidity Sources	9/30/24	12/31/24
Fed Reserves	~$21	~$17
Unpledged Investment Securities	~$22	~$25
Available FHLB Borrowing Capacity	~$11	~$9
Current Fed Discount Window Availability	~$58	~$58
Total	~$112	~$109

- Maintained full Category 1 LCR compliance during the quarter, ending at 125%
- Loan-to-core deposit ratio of 73%
- For several years, we have performed:
  - Daily LCR calculations
  - Monthly liquidity stress tests, including two FITB-specific scenarios over and above regulatory requirements
  - Monthly 2052a complex liquidity monitoring reporting

14

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved up 5 – 6% Noninterest expense1 up 3 – 4% (FY24 baseline: $4.936 billion; Excludes the mark-to-market impact of non-qualified deferred compensation) Net charge-off ratio 40 – 49 bps Effective tax rate 22% For end note descriptions, see end note summary starting on page 42 As of January 21, 2025; please see cautionary statements on page 2 (including HFS) Avg. loans & leases up 3 – 4% Current expectations FY 2025 compared to FY 2024 15 Allowance for credit losses expect ~$50 – $100MM build Net interest income1 Noninterest income1 up 3 – 6% (FY24 baseline: $5.658 billion) (FY24 baseline: $2.973 billion; Excludes securities g/l) due to loan growth/mix and assumes no change to macroeconomic outlook and risk profile as of 4Q24 assumes 12/31/25 Fed funds rate of 4.0%

Current expectations
1Q25 compared to 4Q24

Avg. loans & leases *(including HFS)*	up ~2%
Net interest income[1] *(4Q24 baseline: $1.443 billion)*	stable *assumes 3/31/25 Fed funds rate of 4.25%*
Noninterest income[1] *(4Q24 baseline: $791 million; Excludes securities g/l)*	down 7 – 8% *down 6 - 7% excluding TRA impact*
Noninterest expense[1] *(4Q24 baseline: $1.225 billion; Excludes the mark-to-market impact of non-qualified deferred compensation)*	up ~8% *stable excluding ~$100MM in seasonal 1Q25 expenses*
Net charge-off ratio	45 - 49 bps
Allowance for credit losses	expect ~$10 – $25MM build *due to loan growth/mix and assumes no change to macroeconomic outlook and risk profile as of 4Q24*
Effective tax rate	22%

As of January 21, 2025; please see cautionary statements on page 2

16

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 42

© Fifth Third Bancorp | All Rights Reserved Appendix 17

© Fifth Third Bancorp | All Rights Reserved Treasury management fee equivalent and earnings credits - previously in service charges on deposits Commercial card interchange - previously in card and processing revenue Commercial cardholder fees and merchant referral fees - previously in other noninterest income Noninterest income and expense reclassification 18 Commercial payments revenue Includes the following captions: Consumer banking revenue Includes the following captions: Includes the following captions previously in Commercial banking revenue: Lending related fees Leasing business revenue - previously in leasing business revenue Commercial banking revenue Includes the following captions: Capital markets fees Financial risk management revenue (commodities, interest rates, fx) Loan syndications and bridge fees Debt and equity capital markets M&A advisory Consumer deposit fees - previously in service charges on deposits Consumer card interchange - previously in card and processing revenue Banking center fees, consumer cardholder fees, and consumer loan fee revenue - previously in other noninterest income

© Fifth Third Bancorp | All Rights Reserved $74.2 $72.8 $72.2 $71.8 $72.0$72.7 $71.9 $71.8 $71.1 $73.3 4Q23 1Q24 2Q24 3Q24 4Q24 4Q23 3Q24 4Q24 NCO ratio1 0.13% 0.40% 0.32% 30-89 Delinquencies 0.11% 0.07% 0.07% 90+ Delinquencies 0.01% 0.02% 0.01% Nonperforming Loans2 0.45% 0.47% 0.62% 19 Portfolio loans and leases $ in billions Period-end QoQ change Average QoQ change Key statistics Total commercial portfolio overview For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding (2.8%) (1.9%) (0.8%) (0.6%) 0.3% (3.2%) (1.1%) (0.2%) (0.9%) 3.0% Commercial Portfolio Mix 71% 17% 8% 4% C&I Commercial Mortgage Commercial Construction Commercial Leases Period-endAverage

© Fifth Third Bancorp | All Rights Reserved $54.6 $53.2 $52.4 $51.6 $51.6 $53.3 $52.2 $51.8 $50.9 $52.3 4Q23 1Q24 2Q24 3Q24 4Q24 4Q23 3Q24 4Q24 NCO ratio1 0.20% 0.55% 0.42% 30-89 Delinquencies 0.09% 0.06% 0.05% 90+ Delinquencies 0.02% 0.02% 0.01% Nonperforming Loans2 0.57% 0.50% 0.72% 20 Portfolio loans $ in billions Period-end QoQ change Average QoQ change Key statistics Revolving Line Utilization Trend3 Commercial & industrial overview For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding (4.2%) (2.7%) (1.6%) (1.4%) (0.1%) (4.5%) (2.0%) (0.7%) (1.8%) 2.7% 37.2% 36.8% 36.9% 35.3% 35.6% 35.3% 35.5% 36.1% 35.5% 36.2% 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 Period-endAverage

High quality Shared National Credit portfolio

Shared National Credit portfolio is well diversified

$ in billions; as of 12/31/24



SNC portfolio
$32.2BN
~27% of total loans
Industry mix
Other industries 19%
Retail 18%
Financial services 15%
Rental & Leasing 12%
Manufacturing 10%
TMT 9%
Energy 9%
Wholesale trade 8%

- Reduced balances 14% compared to 1Q23
- ~60% of SNC balances are at or near investment grade equivalent borrowers; independently underwrite each transaction
- Lead left / lead right on ~50% of relationships
- Criticized assets and NPAs are consistent or lower than the rest of the commercial portfolio over a multi-year period

Note: totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved

21

© Fifth Third Bancorp | All Rights Reserved 54%46% 47% 17% 16% 5% 4% 3% 8% 4Q23 3Q24 4Q24 NCO ratio1 (0.07%) 0.00% 0.00% 30-89 Delinquencies 0.09% 0.04% 0.05% 90+ Delinquencies 0.00% 0.02% 0.00% Nonperforming Loans2 0.12% 0.46% 0.45% Commercial real estate overview CRE Mortgage Balance by occupancy CRE Construction Balance by property type Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding $ in billions 1.2% 1.4% 0.6% 0.6% 2.8% 1.9% — 1.2% 1.2% 0.1% Multifamily Other Retail Office Hospitality Industrial Home Builder Non-Owner Occupied Owner Occupied Multifamily 20% Hospitality 18% Retail 18% Office 14% Medical Office 10% Industrial 9% Non-owner occupied property type mix $17.1 $17.1 $17.3 $17.5 $17.5 $16.9 $17.1 $17.2 $17.3 $17.8 $5.7 $5.7 $5.9 $6.0 $5.7 $11.3 $11.3 $11.4 $11.5 $11.8 $5.6 $5.8 $5.8 $5.9 $5.6 $11.3 $11.3 $11.4 $11.4 $12.2 Average - Commercial Construction Average - Commercial Mortgage Period-End - Commercial Construction Period-End - Commercial Mortgage 4Q23 1Q24 2Q24 3Q24 4Q24 22 Other 11%

© Fifth Third Bancorp | All Rights Reserved 13% 14% 14% 15% 15% 15% 16% 16% 22% 26% 29% 36% 37% 41% Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 73% 76% 77% 78% 79% 84% 88% 95% 133% 147% 169% 178% 237% 276% Peer 1 Peer 2 Peer 6 Peer 5 Peer 4 Peer 3 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 CRE portfolio is well-positioned 23 Comparing CRE portfolios relative to peers CRE loans1 / total loans Among the lowest CRE concentration relative to peers with strong credit quality CRE loans1 / total capital FITB 3Q24 FITB 4Q24 FITB 3Q24 FITB 4Q24 CRE net charge-off ratio2 (0.02%) 0.00% 0.02% 0.06% 0.07% 0.23% 0.33% 0.37% 0.61% 0.88% 0.93% 1.09% Peer 4 Peer 12 Peer 10 Peer 5 Peer 11 Peer 1 Peer 3 Peer 2 Peer 7 Peer 6 FITB 3Q24 LTM FITB 4Q24 LTM As of 9/30/24 unless otherwise noted As of 9/30/24 unless otherwise noted 3Q24 LTM unless otherwise noted For end note descriptions, see end note summary starting on page 42

© Fifth Third Bancorp | All Rights Reserved 16% 16% 65% 4Q23 3Q24 4Q24 NCO ratio1 0.64% 0.62% 0.68% 30-89 Delinquencies 0.63% 0.52% 0.54% 90+ Delinquencies 0.06% 0.06% 0.06% Nonperforming Loans2 0.73% 0.77% 0.79% Weighted average FICO at origination3 765 767 767 Weighted average LTV at origination 78% 79% 79% Total consumer portfolio overview 24 Portfolio FICO score at origination3 $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding (1.4%) (0.2%) 0.3% 0.8% 1.9% (1.1%) 0.2% 0.5% 1.7% 2.1% 750+720-749<660 660-719 $44.6 $44.5 $44.7 $45.1 $45.9 $44.5 $44.6 $44.8 $45.5 $46.5 4Q23 1Q24 2Q24 3Q24 4Q24 2% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 12% 15% 69% 4Q23 3Q24 4Q24 NCO ratio1 (0.01%) (0.02%) (0.01%) 30-89 Delinquencies 0.18% 0.16% 0.19% 90+ Delinquencies 0.04% 0.05% 0.03% Nonperforming Loans2 0.73% 0.76% 0.78% Weighted average FICO at origination3 764 764 764 Weighted average LTV at origination 72% 73% 74% Residential Mortgage overview 25 Portfolio FICO score at origination3 $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding (1.6%) (0.9%) 0.2% 0.2% 1.7% (1.5%) (0.2%) 0.3% 0.7% 2.2% 750+720-749<660 660-719 $17.1 $17.0 $17.0 $17.0 $17.3$17.0 $17.0 $17.0 $17.2 $17.5 4Q23 1Q24 2Q24 3Q24 4Q24 3% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 18% 16% 64% $3.9 $3.9 $3.9 $4.0 $4.1 $3.9 $3.9 $4.0 $4.1 $4.2 4Q23 1Q24 2Q24 3Q24 4Q24 4Q23 3Q24 4Q24 NCO ratio1 0.05% (0.02%) (0.01%) 30-89 Delinquencies 0.72% 0.56% 0.60% Nonperforming Loans2 1.46% 1.64% 1.67% Weighted average FICO at origination3 767 768 769 Weighted average LTV at origination 67% 66% 66% Home equity overview 26 Portfolio FICO score at origination3 $ in billions Portfolio balances Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding 0.2% 0.7% (0.1%) 2.3% 2.7% 0.5% (0.8%) 2.2% 2.6% 2.8% 750+720-749<660 660-719 1% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 4Q23 3Q24 4Q24 NCO ratio1 0.64% 0.54% 0.66% 30-89 Delinquencies 1.00% 0.77% 0.80% Nonperforming Loans2 0.24% 0.31% 0.34% 81% 19% Auto Specialty Lending 19% 17% 64% Indirect secured consumer overview 27 Portfolio FICO score at origination Includes primarily RV & Marine $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding $15.1 $15.2 $15.4 $15.7 $16.1 $15.0 $15.3 $15.4 $15.9 $16.3 4Q23 1Q24 2Q24 3Q24 4Q24 1% (4.2%) 0.3% 1.3% 2.0% 2.7% (3.0%) 2.3% 0.9% 3.2% 2.3% 750+720-749<660 660-719 Period-endAverage Weighted average FICO at origination 768 771 772 Weighted average LTV at origination 88% 88% 88%

© Fifth Third Bancorp | All Rights Reserved 4Q23 3Q24 4Q24 NCO ratio1 3.90% 3.74% 4.00% 30-89 Delinquencies 1.13% 1.17% 1.04% 90+ Delinquencies 1.13% 1.06% 1.15% Nonperforming Loans2 1.82% 1.82% 1.85% 27% 19% 49% Credit card overview 28 Portfolio FICO score at origination3 750+720-749<660 660-719 $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding 1.2% (3.1%) (2.5%) (1.2%) (2.3%) 2.6% (6.9%) (0.2%) (1.7%) 1.8% $1.8 $1.8 $1.7 $1.7 $1.7 $1.9 $1.7 $1.7 $1.7 $1.7 4Q23 1Q24 2Q24 3Q24 4Q24 Weighted average FICO at origination3 743 743 744 5% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved $3.6 $3.8 $3.9 $4.0 $4.1 $3.7 $3.9 $4.0 $4.1 $4.2 4Q23 1Q24 2Q24 3Q24 4Q24 15% 19% 66% 4Q23 3Q24 4Q24 NCO ratio1 1.09% 1.44% 1.64% 30-89 Delinquencies 0.48% 0.42% 0.48% Nonperforming Loans2 1.61% 1.57% 1.52% Weighted average FICO at origination 771 772 772 Solar energy installation overview 29 Portfolio FICO score at origination $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding 11.9% 4.5% 3.2% 1.9% 3.7% 10.2% 3.8% 2.1% 3.2% 3.0% 750+720-749660-719 Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 4Q23 1Q24 2Q24 3Q24 4Q24 Balance, beginning of period $281 $326 $372 $274 $334 Transfers to nonaccrual status 93 108 51 191 240 Transfers to accrual status — (1) — — (1) Transfers to held for sale — (3) — (5) (5) Loan paydowns/payoffs (20) (18) (66) (47) (49) Transfer to OREO — — — — — Charge-offs (30) (40) (83) (80) (63) Draws/other extensions of credit 2 — — 1 — Balance, end of period $326 $372 $274 $334 $456 4Q23 1Q24 2Q24 3Q24 4Q24 Balance, beginning of period $289 $323 $336 $332 $352 Transfers to nonaccrual status 141 111 94 104 101 Transfers to accrual status (24) (22) (26) (14) (13) Transfers to held for sale — — — — — Loan paydowns/payoffs (26) (23) (23) (25) (25) Transfer to OREO (7) (5) (4) (7) (7) Charge-offs (52) (49) (46) (40) (43) Draws/other extensions of credit 2 1 1 2 2 Balance, end of period $323 $336 $332 $352 $367 NPL1 Rollforward Commercial Consumer $ in millions $ in millions $ in millions For end note descriptions, see end note summary starting on page 42 30 Total NPL $649 $708 $606 $686 $823 Total new nonaccrual loans - HFI $234 $219 $145 $295 $341 Total NPL

Balance sheet positioning

Commercial loans[1,2]

$24.7BN fixed | $48.6BN variable [1,2]

- 1M based: 42% [4,7]
- 3M based: 7% [4,7]
- Prime & O/N based: 16% [4,7]
- Other based: 1% [4,6,7]
- Weighted avg. life: 1.7 years [1]



8%
4%
17%
71%

C&I	34% Fix | 66% Variable
Coml. mortgage	26% Fix | 74% Variable
Coml. construction	9% Fix | 91% Variable
Coml. lease	100% Fix | 0% Variable

Consumer loans[1]

$40.1BN fixed | $6.4BN variable [1]

- 1M based: 1% [5,7]
- Prime: 12% [5]
- Other based: 1% [5,7,8]
- Weighted avg. life: 4 years[1]



4%
14%
9%
35%
38%

Auto/Indirect	100% Fix | 0% Variable
Resi mtg.& construction	97% Fix | 3% Variable
Home equity	12% Fix | 88% Variable
Other	85% Fix | 15% Variable
Credit card	37% Fix | 63% Variable

Investment portfolio

- 55% allocation to bullet/ locked-out cash flow securities
- AFS & HTM spot yield: 3.22%
- AFS net unrealized pre-tax loss: $4.6BN



17%
30%
53%

Level 1	74% Fix | 26% Variable
Level 2A	100% Fix | 0% Variable
Non-HQLA/ Other	87% Fix | 13% Variable

Includes $4.5BN non-agency CMBS (All super-senior, AAA-rated securities; 59.6% WA LTV, ~39% WA credit enhancement)

Long-term debt [3]

$9.4BN fixed | $5.0BN variable [3]

- SOFR based: 35%
- Weighted avg. life: 4.2 years



13%
6%
12%
69%

Senior debt	58% Fix | 42% Variable
Sub debt	58% Fix | 42% Variable
Auto securiz. proceeds	92% Fix | 8% Variable
Other	97% Fix | 3% Variable

The information above incorporates the impact of $11BN in C&I receive-fixed swaps, ~$1BN in CRE receive-fixed swaps[2], and ~$5BN fair value hedges associated with long-term debt (receive-fixed swaps)

31

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding

Managing rate risk against conservative outcomes

Estimated NII sensitivity profile and ALCO policy limits

	% Change NII (FTE)		ALCO policy limit	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	(3.6%)	(4.0%)	(6.0%)	(7.0%)
+100 Ramp over 12 months	(1.8%)	(1.8%)	NA	NA
-100 Ramp over 12 months	0.9%	0.2%	NA	NA
-200 Ramp over 12 months	1.6%	(0.3%)	(6.0%)	(7.0%)

Estimated NII beta sensitivity

	5% Higher Beta		5% Lower Beta	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	(4.1%)	(4.9%)	(2.7%)	(2.4%)
+100 Ramp over 12 months	(2.0%)	(2.3%)	(1.3%)	(1.0%)
-100 Ramp over 12 months	1.1%	0.5%	0.6%	(0.4%)
-200 Ramp over 12 months	1.9%	0.4%	0.9%	(1.4%)

Estimated NII sensitivity with demand deposit balance changes

	% Change in NII (FTE)			
	$1BN balance decline		$1BN balance increase	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	(4.5%)	(5.0%)	(2.7%)	(3.0%)
+100 Ramp over 12 months	(2.6%)	(2.7%)	(0.9%)	(1.0%)
-100 Ramp over 12 months	0.3%	(0.3%)	1.6%	0.8%
-200 Ramp over 12 months	1.0%	(0.6%)	2.1%	0.1%

Rate Risk models assume approximately 75-80% effective up betas and 65-70% down betas in our baseline NII sensitivity used in IRR simulations[1,2]

- Models are calibrated to performance in prior rate cycles
- Additionally, rate risk measures assume no deposit re-pricing lags

As of December 31, 2024:

- 46% of HFI loans were variable rate net of existing hedges (66% of total commercial; 14% of total consumer)
- Short-term borrowings represent only 2% of total funding
- Approximately $12.3BN in non-core funding matures beyond one year

© Fifth Third Bancorp | All Rights Reserved
For end note descriptions, see end note summary starting on page 42

32

Investment portfolio composition

Securities portfolio

AFS and HTM portfolio; amortized cost basis; as of 12/31/24



HTM
20%
Securities portfolio
$55BN
~28% of interest earning assets
AFS
80%

	Securities mix					Effective duration
	Agency CMBS	Agency RMBS	Non-agency CMBS	Treasuries	Other	
HTM	36%	43%	—	21%	—	5.5
AFS	54%	15%	10%	10%	11%	3.8
Total	**51%**	**21%**	**8%**	**12%**	**9%**	**4.1**

Investment portfolio characteristics

Amortized cost basis; as of 12/31/24

Held-to-maturity portfolio

- $11.3BN portfolio
- Reclassification during 1Q24 aimed to de-risk potential AOCI volatility to capital under proposed capital rules
- Securities selected for HTM meet Reg YY eligibility and inclusion requirements

Available-for-sale portfolio

- $43.9BN portfolio
- $4.5BN Non-agency CMBS portfolio
  - All positions are super-senior AAA rated with WA credit enhancement of 39%
  - Securities are 20% risk-weighted and are pledgeable to the FHLB
  - Underlying loans in our structures have a WA LTV of ~60%
  - Credit risk team analyzes transactions at the underlying property-level, similar to what we do for all our CRE loan commitments
    - Leverage analytical tools with over 40+ years of historical data to stress the securities at an individual property level on a recurring basis, including significant market distress in real estate valuations

Totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved

33

Classification: Internal Use © Fifth Third Bancorp | All Rights Reserved 10-year treasury yield ($5.8) ($4.1) ($4.2) ($4.2) ($3.3) ($4.0) 9/30/23 12/31/23 3/31/24 6/30/24 9/30/24 12/31/24 Projected AOCI accretion ($4.0) ($3.3) ($2.8) ($2.3) ($1.8) ($1.4) 12/31/24E 12/31/25E 12/31/26E 12/31/27E 12/31/28E 12/31/29E Securities portfolio AOCI accretion 34 $ in billions; 12/31/24 AFS and HTM portfolio unrealized loss, after-tax; For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding ~55% capital accretion ~18% capital accretion Historical AOCI accretion ~31% capital accretion since 3Q23 AOCI accretion1 assuming implied forward curve2 4.6% 4.2%3.9% 4.4% 3.8% 4.6%

© Fifth Third Bancorp | All Rights Reserved $5,840 $3,280 $893 4.6% 4.6% AOCI loss from AFS portfolio Unamortized AOCI as a result of the HTM transfer 10-year treasury yield 9/30/2023 12/31/2024 Structure of securities portfolio drives continued AOCI accretion 35 • Unrealized losses on Available-for- Sale securities declined significantly from 3Q23 • Investment portfolio structure of bullet and locked-out securities provides certainty of cash flows, which reduces the loss position as these securities pull-to-par • Nearly a 30% reduction over 15 months despite similar 10-year US treasury yields FITB accumulated other comprehensive loss compared to the 10-Year Treasury yield For end note descriptions, see end note summary starting on page 42 $ millions on an end of period basis, net of tax; 10-year treasury yield close price 1 $4,173 (29%) 2

© Fifth Third Bancorp | All Rights Reserved 3.05% $8 $10 $9 $5 $4 $3 $3 $5 $5 $5 $5 $5 $5 $11 $15 $14 $10 $9 $8 4Q24 1Q25 1Q30 4Q30 2Q31 3Q31 4Q31 Cash flow hedges Receive-fixed swaps1 EOP notional value of cash flow hedges ($ in billions) Actual For end note descriptions, see end note summary starting on page 42 36 Forward starting receive-fixed swaps2 Existing receive-fixed swaps3 weighted average receive fixed rate 3.19%3.17% 3.27% 3.29% 3.32% 3.44%4

© Fifth Third Bancorp | All Rights Reserved $20 $14 $18 $18 $17 $79 $78 $78 $77 $75 $2 ($5) ($6) ($4) $3 ($35) ($33) ($40) ($41) ($38) $66 $54 $50 $50 $57 Origination fees and gains on loan sale Gross servicing fees Net MSR Valuation MSR decay 4Q23 1Q24 2Q24 3Q24 4Q24 Mortgage banking results $ in millions Mortgage banking net revenue Mortgage originations and margins • Mortgage banking net revenue was increased compared to the prior quarter, reflecting an increase in net MSR valuation offset by an increase in MSR asset decay and a decrease in gross servicing fees • $1.9 billion in originations, down 2% from the prior quarter and up 90% compared to the year-ago quarter; ~73% purchase volume Note: totals shown above may not foot due to rounding $ in billions Gain-on-sale margin Gain-on-sale margin represents gains on all loans originated for sale divided by salable originations. Rate lock margin Rate lock margin represents gains recorded associated with salable rate locks divided by salable rate locks. 37 $66 $54 $50 $50Mortgage banking net revenue $57 1.34% 1.29% 1.53% 1.68% 1.30% 1.48% 1.11% 1.00% .98% 1.00% $1.0 $1.1 $1.6 $1.9 $1.9 $0.8 $0.7 $1.0 $1.3 $1.2 $0.2 $0.4 $0.6 $0.6 $0.6 Originations HFS Originations HFI 4Q23 1Q24 2Q24 3Q24 4Q24

Preferred dividend schedule

Upcoming preferred dividend schedule[1]

$ in millions	1Q25	2Q25	3Q25	4Q25
Series H *Floating*[2]	~$11	~$11	~$11	~$11
Series I *Floating*[2]	~$9	~$9	~$9	~$9
Series J *Floating*[2]	~$6	~$6	~$6	~$6
Series K	~$3	~$3	~$3	~$3
Series L[3]	~$4	~$4	~$4	~$8
Class B Series A	~$3	~$3	~$3	~$3
Total	~$37	~$36	~$36	~$40

38

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved 4Q24 adjustments and notable items Adjusted EPS of $0.901 For end note descriptions, see end note summary starting on page 42 4Q24 reported EPS of $0.85 included a negative $0.05 impact from the following notable items: • $55 million pre-tax (~$42 million after-tax2) charge related to interchange litigation matters • $15 million pre-tax (~$12 million after-tax2) charge related to Fifth Third Foundation contribution expense • $11 million pre-tax (~$8 million after-tax2) benefit related to the FDIC special assessment • $15 million benefit related to the resolution of certain state income tax matters 39

Non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries $ and shares in millions (unaudited)	For the Three Months Ended					For the Year Ended
	December 2024	September 2024	June 2024	March 2024	December 2023	2024
Net income (U.S. GAAP) (a)	**$620**	**$573**	**$601**	**$520**	**$530**	**$2,314**
Net income (U.S. GAAP) (annualized) (b)	**$2,467**	**$2,280**	**$2,417**	**$2,091**	**$2,103**	**$2,314**
Net income available to common shareholders (U.S. GAAP) (c)	**$582**	**$532**	**$561**	**$480**	**$492**	**$2,155**
Add: Intangible amortization, net of tax	7	7	7	8	8	28
Tangible net income available to common shareholders (d)	**$589**	**$539**	**$568**	**$488**	**$500**	**$2,183**
Tangible net income available to common shareholders (annualized) (e)	**$2,343**	**$2,144**	**$2,284**	**$1,963**	**$1,984**	**$2,183**
Net income available to common shareholders (annualized) (f)	**$2,315**	**$2,116**	**$2,256**	**$1,931**	**$1,952**	**$2,155**
Average Bancorp shareholders' equity (U.S. GAAP) (g)	**$19,893**	**$20,251**	**$18,707**	**$18,727**	**$17,201**	**$19,398**
Less: Average preferred stock (h)	**(2,116)**	**(2,116)**	**(2,116)**	**(2,116)**	**(2,116)**	**(2,116)**
Average goodwill	(4,918)	(4,918)	(4,918)	(4,918)	(4,919)	(4,918)
Average intangible assets and other servicing rights	(94)	(103)	(111)	(121)	(130)	(107)
Average tangible common equity (i)	**$12,765**	**$13,114**	**$11,562**	**$11,572**	**$10,036**	**$12,257**
Less: Average accumulated other comprehensive income ("AOCI")	4,292	3,914	5,278	4,938	6,244	4,603
Average tangible common equity, excluding AOCI (j)	**$17,057**	**$17,028**	**$16,840**	**$16,510**	**$16,280**	**$16,860**
Adjustments (pre-tax items)						
Valuation of Visa total return swap	51	47	23	17	22	138
Interchange litigation matters	4	10	—	5	—	19
Restructuring severance expense	—	9	—	—	5	9
Legal settlements and remediations	—	—	18	14	—	32
FDIC special assessment	(11)	—	6	33	224	28
Fifth Third Foundation contribution	15	—	—	—	15	15
Adjustments - after-tax[1,2] (k)	**$46**	**$51**	**$37**	**$55**	**$205**	**$186**
Adjustments (tax related items)						
Benefit related to the resolution of certain state income tax matters	(15)	—	—	—	(17)	(15)
Adjustments (tax related items) (l)	**(15)**	**—**	**—**	**—**	**(17)**	**(15)**
Adjusted net income [(a) + (k)+ (l)]	**$650**	**$624**	**$638**	**$575**	**$718**	**$2,485**
Adjusted net income (annualized) (m)	**$2,586**	**$2,482**	**$2,566**	**$2,313**	**$2,849**	**$2,485**
Adjusted net income available to common shareholders [(c) + (k) + (l)]	**$613**	**$583**	**$598**	**$535**	**$680**	**$2,326**
Adjusted net income available to common shareholders (annualized) (n)	**$2,439**	**$2,319**	**$2,405**	**$2,152**	**$2,698**	**$2,326**
Adjusted tangible net income available to common shareholders [(d) + (k) + (l)]	**619**	**$590**	**$605**	**$543**	**$688**	**$2,354**
Adjusted tangible net income available to common shareholders (annualized) (o)	**$2,463**	**$2,347**	**$2,433**	**$2,184**	**$2,730**	**$2,354**
Average assets (p)	**$211,709**	**$213,838**	**$212,475**	**$213,203**	**$214,057**	**$212,806**
Metrics:						
Return on assets (b) / (p)	**1.17%**	**1.07%**	**1.14%**	**0.98%**	**0.98%**	**1.09%**
Adjusted return on assets (m) / (p)	**1.22%**	**1.16%**	**1.21%**	**1.08%**	**1.33%**	**1.17%**
Return on average common equity (f) / [(g) + (h)]	**13.0%**	**11.7%**	**13.6%**	**11.6%**	**12.9%**	**12.5%**
Adjusted return on average common equity (n) / [(g) + (h)]	**13.7%**	**12.8%**	**14.5%**	**13.0%**	**17.9%**	**13.5%**
Return on average tangible common equity (e) / (i)	**18.4%**	**16.3%**	**19.8%**	**17.0%**	**19.8%**	**17.8%**
Adjusted return on average tangible common equity (o) / (i)	**19.3%**	**17.9%**	**21.0%**	**18.9%**	**27.2%**	**19.2%**
Adjusted return on average tangible common equity, excluding AOCI (o) / (j)	**14.4%**	**13.8%**	**14.4%**	**13.2%**	**16.8%**	**14.0%**

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding

40

Non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries $ and shares in millions (unaudited)	For Three Months Ended December 2024	 September 2024	 June 2024	 March 2024	 December 2023	For the Year Ended 2024
Average interest-earning assets (a)	**$193,513**	**$195,836**	**$194,499**	**$195,349**	**$198,166**	**$194,800**
Net interest income (U.S. GAAP) (b)	$1,437	$1,421	$1,387	$1,384	$1,416	$5,630
Add: Taxable equivalent adjustment	6	6	6	6	7	24
Net interest income (FTE) (c)	**$1,443**	**$1,427**	**$1,393**	**$1,390**	**$1,423**	**$5,654**
Legal settlements and remediations	—	—	5	—	—	5
Adjusted net interest income (FTE) (d)	**$1,443**	**$1,427**	**$1,398**	**$1,390**	**$1,423**	**$5,658**
Net interest income (FTE) (annualized) (e)	**$5,741**	**$5,677**	**$5,603**	**$5,591**	**$5,646**	**$5,654**
Adjusted net interest income (FTE) (annualized) (f)	**$5,741**	**$5,677**	**$5,623**	**$5,591**	**$5,646**	**$5,658**
Noninterest income (U.S. GAAP) (g)	**$732**	**$711**	**$695**	**$710**	**$744**	**$2,849**
Valuation of Visa total return swap	51	47	23	17	22	138
Legal settlements and remediations	—	—	2	—	—	2
Adjusted noninterest income (h)	**$783**	**$758**	**$720**	**$727**	**$766**	**$2,989**
Add: Securities (gains)/losses	8	(10)	(3)	(10)	(16)	(15)
Adjusted noninterest income, (excl. securities (gains)/losses)	**$791**	**$748**	**$717**	**$717**	**$750**	**$2,973**
Noninterest expense (U.S. GAAP) (i)	**$1,226**	**$1,244**	**$1,221**	**$1,342**	**$1,455**	**$5,033**
Interchange litigation matters	(4)	(10)	—	(5)	—	(19)
Restructuring severance expense	—	(9)	—	—	(5)	(9)
Legal settlements and remediations	—	—	(11)	(14)	—	(25)
FDIC Special Assessment	11	—	(6)	(33)	(224)	(28)
Fifth Third Foundation contribution	(15)	—	—	—	(15)	(15)
Adjusted noninterest expense (j)	**$1,218**	**$1,225**	**$1,204**	**$1,290**	**$1,211**	**$4,937**
Metrics:						
Revenue (FTE) (c) + (g)	**2,175**	**2,138**	**2,088**	**2,100**	**2,167**	**8,503**
Adjusted revenue (d) + (h)	**2,226**	**2,185**	**2,118**	**2,117**	**2,189**	**8,647**
Pre-provision net revenue [(c) + (g) - (i)]	**949**	**894**	**867**	**758**	**712**	**3,470**
Adjusted pre-provision net revenue [(d) + (h) - (j)]	**1,008**	**960**	**914**	**827**	**978**	**3,710**
Net interest margin (FTE) (e) / (a)	**2.97%**	**2.90%**	**2.88%**	**2.86%**	**2.85%**	**2.90%**
Adjusted net interest margin (FTE) (f) / (a)	**2.97%**	**2.90%**	**2.89%**	**2.86%**	**2.85%**	**2.90%**
Efficiency ratio (FTE) (i) / [(c) + (g)]	**56.4%**	**58.2%**	**58.5%**	**63.9%**	**67.2%**	**59.2%**
Adjusted efficiency ratio (j) / [(d) + (h)]	**54.7%**	**56.1%**	**56.8%**	**60.9%**	**55.3%**	**57.1%**

For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved

41

© Fifth Third Bancorp | All Rights Reserved Slide 3 end notes 1. Reported ROTCE, NIM, pre-provision net revenue, and efficiency ratio are non-GAAP measures: all adjusted figures are non-GAAP measures; see reconciliation on pages 40 and 41 of this presentation and the use of non-GAAP measures on pages 27-29 of the earnings release. 2. Current period regulatory capital ratios are estimated. Slide 4 end notes 1. Non-GAAP measure: see forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 5 end notes 1. Results are on a fully-taxable equivalent basis; non-GAAP measure: see reconciliation on pages 40 and 41 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 6 end notes 1. Non-GAAP measure: see reconciliation on pages 40 and 41 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 7 end notes 1. Excluding securities gains/losses 2. Non-GAAP measure: see reconciliation on pages 40 and 41 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release Slide 8 end notes 1. Non-GAAP measure: see reconciliation on pages 40 and 41 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 9 end notes 1. Includes taxable and tax-exempt securities. Slide 11 end notes 1. Excludes 2020, 2021, and 2022 metrics. 2. Loan balances exclude nonaccrual loans HFS Slide 12 end notes 1. Excludes HFS loans. Slide 13 end notes 1. 4Q24 commercial and consumer portfolio make up ~$90M and ~$44M, respectively, of the total reserve for unfunded commitment. Slide 14 end notes 1. Current period regulatory capital ratios are estimated. Slide 15 end notes 1. Non-GAAP measure: see forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 16 end notes 1. Non-GAAP measure: see forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 19 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 42 Earnings presentation end notes

© Fifth Third Bancorp | All Rights Reserved Earnings presentation end notes Slide 20 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. Total commercial portfolio line utilization. Slide 22 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 23 end notes 1. Source: FR Y-9C; CRE includes the following captions within schedule HC-C: 1a - construction, land development & other land loans, 1d - secured by multifamily (5 or more) residential properties, 1e - secured by nonfarm nonresidential properties 2. Source: company filings; FCNCA and MTB excluded due to limited data Slide 24 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired mortgage & home equity loans, and ~$80 million of credit loans on book primarily ~15+ years. Slide 25 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired mortgage loans. Slide 26 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired home equity loans. Slide 27 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 28 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude ~$80 million from credit loans on book primarily ~15+ years. Slide 29 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 30 end notes 1. Loan balances exclude nonaccrual loans HFS. 43

© Fifth Third Bancorp | All Rights Reserved Slide 31 end notes Note: Data as of 12/31/2024. 1. Excludes HFS Loans & Leases. 2. Fifth Third had $12B of commercial variable loans classified as fixed given the impacts of $11BN in C&I receive-fix swaps and $1BN in CRE receive-fixed swaps (effective 1/3/25); Excludes $3BN in CRE forward starting receive-fixed swaps (effective 2/3/25). 3. Fifth Third had $4.96BN SOFR receive-fix swaps outstanding against long-term debt, which are being included in floating long-term debt. 4. As a percent of total commercial. 5. As a percent of total consumer. 6. Includes 12M term, 6M term, and Fed Funds based loans. 7. Term points include SOFR, BSBY, AMERIBOR, Treasuries & FX curves. 8. Includes overnight term, 3M term, 6M term, 12M term and Fed Funds. Slide 32 end notes Note: Data as of 12/31/24; actual results may vary from these simulated results due to differences between forecasted and actual balance sheet composition, timing, magnitude, and frequency of interest rate changes, as well as other changes in market conditions and management strategies. 1. Re-pricing percentage or “beta” is the estimated change in yield after the 12-month ramp scenarios are fully realized and therefore reflects year-2. 2. Betas are asymmetrical as down betas assume a floor of 0%, along with rate floors, and up betas assumes a cap of 100% Slide 34 end notes 1. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. 2. Analysis based on 12/31/2024 portfolio utilizing the implied forward curve as of 12/31/2024 Slide 35 end notes 1. Balances as of 12/31/2024 include the unamortized position of the $994MM impact due to the transfer of $12.6BN of securities from AFS to HTM on January 3, 2024 2. Assumes a 24% tax rate Slide 36 end notes 1. Represents forward looking statement, please refer to page 2 of this presentation regarding forward-looking non-GAAP measures 2. Forward starting swaps are receive fixed / pay compound SOFR + 11.448 bps 3. Existing swaps transition from receive fixed / pay 1-month LIBOR to receive fixed / pay compound SOFR + 11.448 bps on their next post-LIBOR cessation resets 4. Reflects the weighted average receive fixed rate (swaps only) as of 12/31/24 Slide 38 end notes 1. Represents forward looking statement, please refer to page 2 of this presentation regarding forward-looking non-GAAP measures. 2. Projected dividends for the Series J, Series H, and Series I reflect 3m Term SOFR plus the applicable spread. For the periods referencing 3m Term SOFR, the projections include the 26.161bps spread adjustment pursuant to the final rule adopted by the Federal Reserve. 3. The Series L preferred shares may be redeemed on or after 9/30/2025, otherwise the dividend rate will reset from the current fixed rate of 4.50% to the then 5-year US Treasury yield + 4.215%. Slide 39 end notes 1. Average diluted common shares outstanding (thousands); 681,456; all adjusted figures are non-GAAP measures; see reconciliation on pages 41 and 42 of this presentation and the use of non-GAAP measures on pages 27-29 of the earnings release. 2. Assumes a 23% tax rate. Slide 40 end notes Note: See pages 27-29 of the earnings release for a discussion on the use of non-GAAP financial measures. 1. Assumes a 23% tax rate. 2. A portion of the adjustments related to legal settlements and remediations is non tax deductible. Slide 41 end notes Note: See pages 27-29 of the earnings release for a discussion on the use of non-GAAP financial measures. 44 Earnings presentation end notes